                                                                     EXHIBIT 3.6

             CERTIFICATE  OF  DESIGNATION  OF  RIGHTS,  PREFERENCES

                              AND  PRIVILEGES  OF

                           SERIES B-1 PREFERRED STOCK

                                       OF

                               DURECT CORPORATION


Pursuant to Section 151 of the General Corporation Law of the State of Delaware

     We, James E. Brown and Mark B. Weeks, the Chief Executive Officer and the Secretary, respectively, of Durect Corporation, a Delaware corporation (the

"Corporation"), in accordance with the provisions of Section 103 thereof, DO
------------
HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation (the

"Restated Certificate"), the Board of Directors on September 17, 1999 adopted
---------------------
the following resolution creating a series of shares of Preferred Stock designated as Series B-1 Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate, the Board of Directors does hereby provide for the issue of a Series of Preferred Stock, $0.0001 par value, of the Corporation, to be designated "Series B-1 Preferred Stock", initially consisting of Four Hundred and Fifty Thousand (450,000) shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B-1 Preferred Stock are not stated and expressed in the Restated Certificate, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Certificate shall be deemed to have the meanings provided therein):

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series B-1 Preferred Stock", par value $0.0001 per share, and the number of shares constituting such series shall be Four Hundred and Fifty Thousand (450,000).

     Section 2.  Dividend Provisions.  Subject to the rights of series of
                 -------------------
Preferred Stock which may from time to time come into existence, the holders of shares of Series B-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.13975 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B-1

Preferred Stock, payable quarterly when, as and if declared by the Board of Directors; provided, however, that no dividend shall be declared or paid on the shares of Series B-1 Preferred Stock unless dividends have been declared and paid in full to the holders of Series A, Series A-1 and Series B Preferred Stock. Such dividends shall not be cumulative.

     Section 3.  Liquidation.
                 -----------

          (a)    Preference.  In the event of any liquidation, dissolution or
                 ----------
winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series B-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to $2.15 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B-1 Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-2, Series B and Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to such holders pursuant to the foregoing and pursuant to the Corporation's Amended and Restated Certificate of Incorporation, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-2, Series B and Series B-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b)    Remaining Assets.  Upon the completion of the distribution
                 ----------------
required by Section 3(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, such assets will be distributed as set forth in Article IV, Section 2(b) of the Restated Certificate.

          (c)    Certain Acquisitions.
                 --------------------

                 (i)  Deemed Liquidation.  For purposes of this Section 3, a
                      ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to occur as set forth in Article IV, Section 2(c)(i) of the Restated Certificate.

                 (ii) Notice of Transaction.  The Corporation shall give each
                      ---------------------
holder of record of Series B-1 Preferred Stock written notice of a deemed liquidation as described in Section 3(c)(i) hereof according to the same terms and subject to the same provisions with respect to the shortening of such notice periods as set forth in Article IV, Section 2(c)(iii) of the Restated Certificate with respect to holders of Series A-1, Series A-2 and Series B Preferred Stock.

     Section 4.  Redemption.  The Series B-1 Preferred Stock is not redeemable.
                 ----------

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     Section 5.  Conversion.  The holders of the Series B-1 Preferred Stock
                 ----------
shall have conversion rights as follows (the "Conversion Rights"):
                                              -----------------

          (a)    Right to Convert.  Subject to Section 5(c), each share of
                 ----------------
Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.15 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B-1 Preferred Stock shall be $2.15. Such initial Conversion Price shall be subject to adjustment as set forth in Section 5(d).

          (b)    Automatic Conversion.  Each share of Series B-1 Preferred Stock
                 --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 5(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with a per share public offering price of at least $7.00 and
---------------
which results in gross proceeds to the Corporation of $25 million or (ii) the date specified by vote or written consent, as provided by law, of the holders of at least a majority of the then outstanding shares of Series A-1, Series A-2, Series B and Series B-1 Preferred Stock, voting together as a single class, provided that all shares of Series A-1, Series A-2, Series B and Series B-1 Preferred Stock are converted at such time.

          (c)    Mechanics of Conversion.  Before any holder of Series B-1
                 -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (d)    Conversion Price Adjustments of Preferred Stock for Certain
                 -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
-------------------------------------------
B-1 Preferred Stock shall be subject to adjustment from time to time as follows:

                 (i)   Issuance of Additional Stock below Conversion Price.  If
                       ---------------------------------------------------
the Corporation shall issue, after the date upon which any shares of Series B-1 Preferred Stock were first issued (the "Purchase Date" with respect to such
                                        -------------
series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5(d)(i), unless otherwise provided in this Section 5(d)(i).

                       (A) Adjustment Formula.  Whenever the Conversion Price
                           ------------------
is adjusted pursuant to this Section (5)(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction,
(x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus
                                                     ------------------
the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 5(d)(i)(E) below.

                       (B) Definition of "Additional Stock".   For purposes of
                           --------------------------------
this Section 5(d)(i), "Additional Stock" shall mean any shares of Common Stock
                       ----------------
issued (or deemed to have been issued pursuant to Section 5(d)(i)(E)) by the Corporation after the Purchase Date other than

                           (1) Common Stock issued pursuant to a transaction
described in Section 5(d)(ii) hereof,

                           (2) Not more than 2,000,000 shares of Common Stock
issuable or issued prior to, on or after the Purchase Date to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

                           (3) Not more than 500,000 shares of capital stock, or
options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors,

                           (4) Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers, partnering transactions or similar transactions ("Transactions"), the terms of which are approved by the Board of Directors, unless the Director designated by the Series B Preferred Stock reasonably determines in good faith, in his or her capacity as Director of the Corporation, that the value of the assets, consideration or rights received by the Corporation in such Transaction, when taken as a whole, would not contribute to increasing the value of the Corporation so as to justify issuance of such capital stock or warrants or options to purchase capital stock in such Transaction,

                           (5) Shares of Common Stock issued or issuable upon
conversion of the Series A-1, Series A-2, Series B or Series B-1 Preferred Stock, and

                           (6) Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series A-1, Series A-2, Series B and Series B-1 Preferred Stock will be converted into shares of Common Stock.

                       (C) No Fractional Adjustments.  No adjustment of the
                           -------------------------
Conversion Price for the Series B-1 Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to the earlier of three years from the date of the event giving rise to the adjustment being carried forward or the conversion of such shares into Common Stock in accordance with the terms hereof, or shall be made on the earlier of the end of three years from the date of the event giving rise to the adjustment being carried forward or such conversion.

                       (D) Determination of Consideration.  In the case of the
                           ------------------------------
issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors; provided, however, if the holders of a majority of the then outstanding shares of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock (the "Contesting Holders") notify the Board of Directors of the Corporation within ten (10) business days after receiving written notification of such determination of the fair market value that they disagree with such determination, then the fair market value of the consideration shall be mutually agreed upon by the Board of Directors and the holders of a majority of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock within thirty (30) days after the receipt of notice by the Board of Directors from the Contesting Holders.

                       (E) Deemed Issuances of Common Stock.  In the case of
                           --------------------------------
the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5(d)(i):

                           (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                           (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 5(d)(i)(D)).

                           (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series A-1, Series A-2, Series B and Series B-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series A-1, Series A-2, Series B and Series B-1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                           (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 5(d)(i)(E)(1) and 5(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(d)(i)(E)(3) or 5(d)(i)(E)(4).

                       (F) No Increased Conversion Price.  Notwithstanding any
                           -----------------------------
other provisions of this Section (5)(d)(i), except to the limited extent provided for in Sections 5(d)(i)(E)(3) and 5(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                 (ii)  Stock Splits and Dividends.  In the event the
                       --------------------------
Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 5(d)(i)(E).

                 (iii) Reverse Stock Splits.  In the event the number of shares
                       --------------------
of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date of such combination, the Conversion Price of the Series B-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e)    Other Distributions.  In the event the Corporation shall
                 -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(d)(ii), then, in each such case for the purpose of this Section 5(e), the holders of Series B-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)    Recapitalizations.  If at any time or from time to time there
                 -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series B-1, Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the kind and number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (g)    No Impairment.  The Corporation will not, by amendment of its
                 -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B-1 Preferred Stock against impairment.

          (h)    No Fractional Shares and Certificate as to Adjustments.
                 ------------------------------------------------------

                 (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share with one-half being rounded upward. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series B-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B-1 Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

          (i)    Notices of Record Date.  In the event of any taking by the
                 ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B-1 Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)    Reservation of Stock Issuable Upon Conversion.  The Corporation
                 ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1, Series A-2, Series B and Series B-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

          (k)    Notices.  Any notice required by the provisions of this
                 -------
Section 5 to be given to the holders of shares of Series B-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     Section 6.  Voting Rights.  The holder of each share of Series B-1
                 -------------
Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     Section 7.  Protective Provisions.  So long as 200,000 shares of Series B-1
                 ---------------------
Preferred Stock are outstanding (as adjusted for stock splits, stock dividends or recapitalizations), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B-1

Preferred Stock, voting together as a class: (i) alter or change the rights, preferences or privileges of the shares of Series B-1 Preferred Stock or (ii) amend the Certificate of Incorporation or the Bylaw of the Corporation so as to affect adversely the shares of Series B-1 Preferred Stock in a manner materially different from any other series of Preferred Stock.

     Section 8.  Status of Converted Stock.  In the event any shares of Series
                 -------------------------
B-1 Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of September, 1999.


                              /s/ James E. Brown
                              ------------------
                              James E. Brown
                              Chief Executive Officer

ATTEST:


/s/ Mark B. Weeks
-----------------
Mark B. Weeks, Secretary